RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
                  1000 Woodbury Road, Woodbury, New York 11797

        RESOLVED, That effective January 1, 1998, the names of the Corporation's separate accounts are changed as follows:

                Former Name                     New Name

ReliaStar Bankers Security Variable             ReliaStar Life Insurance Company
of Annuity Funds A, B, C                        New York Variable Annuity
                                                Funds A, B, C

ReliaStar Bankers Security Variable             ReliaStar Life Insurance Company
Annuity Funds D,E,F,G,H,I                       of New York Variable Annuity
                                                Funds D,E,F,G,H,I

ReliaStar Bankers Security Variable             ReliaStar Life Insurance Company
Annuity Funds M,P,Q                             of New York Variable Annuity
                                                Funds M,P,Q

ReliaStar Bankers Security Variable             ReliaStar Life Insurance Company
Life Separate Account I                         of New York Variable Life
                                                Separate Account I

        RESOLVED, That the officers of the Corporation are hereby authorized to take any and all actions necessary to effectuate this resolution.